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                                                                     EXHIBIT 5.1





(713) 758-2222                                                    (713) 758-2346



                                 July 27, 1999




Group 1 Automotive, Inc.
950 Echo Lane, Suite 350
Houston, Texas 77024

Ladies and Gentlemen:

         We acted as counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company") and the Subsidiary Guarantors (as defined below), in connection with the registration by the Company and the Subsidiary Guarantors, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company in one or more series ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares") and (iii) shares of common stock, par value $.01 per share, of the Company including attached preferred share purchase rights ("Common Stock") and
(b) by the subsidiaries of the Company (the "Subsidiary Guarantors") from time to time, pursuant to Rule 415 under the Securities Act of guarantees of the obligations of the Company under the Debt Securities (the "Guarantees"). The aggregate initial offering price of the Debt Securities, Preferred Stock, Depositary Shares and Common Stock offered by the Company in any such offering will not exceed $86,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The term "Securities" shall collectively refer to the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock offered by the Company and the Guarantees. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Form S-3 Registration Statement, as amended (the "Registration Statement"), to which this opinion is an exhibit.

         In addition, we acted as counsel for the Company in connection with the registration by the Company under the Securities Act of the offer and sale by the stockholders named in the Registration Statement from time to time of up to an aggregate of 883,116 shares (the "Shares") of Common Stock.
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July 27, 1999


         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws (or other organizational documents) of the Company and each of the Subsidiary Guarantors, (ii) the form of Senior Indenture ("Senior Debt Indenture") relating to senior debt of the Company ("Senior Debt Securities"), including any Guarantees thereof, included as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture (the "Subordinated Debt Indenture" and collectively with the Senior Debt Indenture, the "Indentures") relating to subordinated debt of the Company ("Subordinated Debt Securities"), including any Guarantees thereof, included as an exhibit to the Registration Statement, and (iv) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) each Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) each person signing each Indenture will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock by the Company, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate).

         In addition, in connection with this opinion, with respect to Subsidiary Guarantors that were organized in jurisdictions other than Texas or Delaware, we have assumed that the applicable laws of such jurisdictions are the same as the laws of Texas.

         Based upon the foregoing examination and review, we are of the opinion that:

         (i) When (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"),
                 (b) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so
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July 27, 1999


                 as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities in accordance with the terms of the applicable Indenture will be duly authorized, validly issued, fully paid and nonassessable.

         (ii) When (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"),
                 (b) the board of directors of the applicable Subsidiary Guarantor (or a duly authorized committee thereof) or the other applicable governing body has taken all necessary action to approve the issuance and terms of any Guarantee, (c) the terms of such Guarantee have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor, and (d) such Guarantees have been duly executed and authenticated in accordance with the applicable Indenture and the Debt Securities relating to such Guarantees have been issued and sold as contemplated in the Registration Statement, such Guarantees will constitute valid and legally binding obligations of such Subsidiary Guarantor, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

         (iii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock (and Depositary Shares, if applicable), and (b) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

         (iv) The Shares have been validly authorized for issuance and are validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the United States of America and the State of Texas and to the General Corporation Law of the State of Delaware.
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July 27, 1999



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                        /s/ Vinson & Elkins L.L.P.